ITEM 77E  LEGAL PROCEEDINGS

Since October 2003
Federated and related
 entities collectively
Federated and various
 Federated
funds Funds
 have been named
as defendants
in several class
action lawsuits
now pending in the
United States
District Court
for the District
of Maryland The lawsuits
were purportedly filed on
 behalf of
people who purchased
owned andor redeemed
shares of Federated
sponsored mutual
funds during
specified periods
beginning November
 1 1998 The suits
 are generally similar
 in alleging that
 Federated
engaged in illegal
and improper trading
 practices including
 market timing and late
trading in concert with
certain institutional
traders which allegedly
caused financial injury
 to the mutual fund
shareholders
These lawsuits began to
 be filed shortly after
 Federateds first public
 announcement that it had
received
requests for information
on shareholder trading
activities in the Funds
from the SEC the Office of
the
New York State Attorney
General NYAG and other
 authorities In that regard
 on November 28
2005 Federated announced
 that it had reached final
 settlements with the
SEC and the NYAG with respect
to those matters
Specifically the
SEC and NYAG settled
 proceedings against
three Federated
subsidiaries involving
undisclosed market timing
arrangements and late trading
The SEC made findings
that Federated Investment
Management Company FIMC
 an SECregistered
investment adviser
to
various Funds and
Federated Securities
 Corp an SECregistered
 brokerdealer and
distributor for the
Funds violated provisions
 of the Investment Advisers
 Act and Investment
Company Act by approving
but not disclosing
three market timing
arrangements or the
associated conflict of
interest between FIMC
and the funds involved
in the arrangements either
 to other fund shareholders
 or to the funds board and
that Federated Shareholder
 Services Company formerly
 an SECregistered transfer
 agent failed to
prevent a customer and a
 Federated employee from
late trading in violation
 of provisions of the
Investment Company Act
 The NYAG found that such
conduct violated provisions
 of New York State
law Federated entered into
the settlements without admitting
 or denying the regulators
findings
 As
Federated previously reported
in 2004 it has already paid
approximately 80 million to
 certain funds as
determined by an independent
consultant As part of these
settlements Federated agreed to
pay
disgorgement and a civil money
penalty in the aggregate amount
of an additional 72 million and
 among
other things agreed that it
ould not serve as investment
 adviser to any registered
investment company
unless i at least 75 of the
funds directors are independent
of Federated ii the chairman of
each such
fund is independent of Federated
iii no action may be taken
by the funds board or any
committee
thereof unless approved by a
 majority of the independent
trustees of the fund or
committee
respectively
and iv the fund appoints a
senior officer who reports
 to the independent trustees
 and is responsible for
monitoring compliance by the
fund with applicable laws and
fiduciary duties and for
managing the
process by which management
fees charged to a fund are
approved The settlements are
described in
Federateds announcement which
along with previous press releases
and related communications on
those matters is available in
the About Us section of
Federateds website at
FederatedInvestorscom
Federated and various Funds
have also been named as
defendants in several
additional lawsuits the
majority of which are now
pending in the United States
District Court for the
Western District of
Pennsylvania alleging
among other things excessive
 advisory and Rule 12b1 fees
The board of the Funds has
 retained the law firm of
Dickstein Shapiro LLP to
 represent the Funds in these
lawsuits Federated and
 the Funds and their
respective counsel are
reviewing the allegations
 and intend
to defend this litigation
 Additional lawsuits based
upon similar allegations
may be filed in the future
 The
potential impact of these
lawsuits all of which seek
unquantified damages attorneys
 fees and expenses
and future potential
similar suits is uncertain
Although we do not believe
that these lawsuits will have a
material adverse effect on
the Funds there can be no
assurance that these suits
ongoing adverse publicity
andor other developments
 resulting from the regulatory
investigations will not result
in increased Fund
redemptions reduced sales
 of Fund shares or other adverse
 consequences for the Funds